UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 240.14a-12

New Century Portfolios

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 10, 2015

NEW CENTURY ALTERNATIVE STRATEGIES PORTFOLIO
NEW CENTURY BALANCED PORTFOLIO
NEW CENTURY CAPITAL PORTFOLIO
NEW CENTURY INTERNATIONAL PORTFOLIO

To the Shareholders of New Century Portfolios:

NOTICE IS HEREBY GIVEN that the New Century Portfolios (the “Trust”), on behalf of each of its series named above (each a “Portfolio” and, collectively, the “Portfolios”), will hold a Special Meeting of Shareholders at 100 William Street, Suite 200, Wellesley, MA 02481, on Tuesday, the 10th day of February, 2015 at 1:00 p.m. Eastern Time (the “Special Meeting”).

The Special Meeting will be held for the following purposes, and all shareholders will vote as a single class:

(1)	To elect four Trustees, each to serve until his successor is duly elected and qualified;

(2)	To ratify the appointment of BBD, LLP as the Trust’s Independent Registered Public Accounting Firm for fiscal year ending October 31, 2015;

In addition, the shareholders of the New Century Alternative Strategies Portfolio (the “Alternative Strategies Portfolio”), voting separately, will vote on a proposal:

(3)  To amend the fundamental investment objective of the Alternative Strategies Portfolio.

To transact such other business as may properly come before the Special Meeting (including any adjournments, or postponements, thereof).

All shareholders are entitled to notice of and to vote at the Special Meeting of Shareholders, and any adjournment(s), or postponement(s) thereof regarding proposals (1) and (2), if you owned shares of any Portfolio listed above, and shareholders of the Alternative Strategies Portfolio regarding proposal (3), at the close of business on November 28, 2014 (the “Record Date”).

The Board strongly urges you to vote FOR the election of the Trustees and for approval of the Proposals noted above.

It is important that your shares be represented and voted whether or not you expect to be present at the shareholder meeting. If you hold shares with a broker, your broker will continue to retain discretion to vote your shares on the election of trustees if you do not submit an instruction.  Brokers will not have authority to vote on substantive matters except as you direct.  Please sign, date and fill in the enclosed proxy card(s) or voting instruction form(s) and return them by mail in the enclosed postage-paid, return envelope or vote your shares through the internet or by telephone as described in the enclosed proxy card(s) or voting instruction form(s).  If you wish to vote your shares in person at the special meeting, your proxy may be revoked.  Your prompt response will help to avoid the additional expense of further solicitation.

EACH SHAREHOLDER WILL RECEIVE A PROXY CARD FOR EACH ACCOUNT THAT YOU HAVE IN THE TRUST. IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY CARD.  ALL VOTES WILL BE AGGREGATED AS TO THE ELECTION OF TRUSTEES AND PROPOSAL (2) AND THE MATTERS COVERED BY THE PROPOSALS WILL BE VOTED UPON COLLECTIVELY. PROXY CARDS FOR ACCOUNTS IN THE ALTERNATIVE STRATEGIES PORTFOLIO WILL ALSO BE TALLIED AS A GROUP WITH RESPECT TO PROPOSAL (3).  PLEASE VOTE EACH PROXY CARD.

If you have any questions after considering the enclosed materials, please call (888) 639-0102.

By order of the Board of Trustees, /s/ Nicole M. Tremblay Nicole M. Tremblay, Esq. President, Chief Executive Officer December 30, 2014

NEW CENTURY PORTFOLIOS
100 William Street, Suite 200
Wellesley, Massachusetts 02481-3902
(888) 639-0102

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHARHOLDERS
FEBRUARY 10, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General.

This Proxy Statement is solicited by and on behalf of the Board of Trustees of New Century Portfolios (the “Trust”) for use at the Special Meeting of Shareholders to be held at the offices of the Trust; 100 William Street, Suite 200, Wellesley, Massachusetts on Tuesday, the 10th day of February, 2015, at 1:00 p.m. (Eastern time) (the “Special Meeting”), and any adjournment or postponement thereof, and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by voting through the Internet or by telephone, by attending the Special Meeting and voting in person, or by notifying the Trust of the revocation in writing to the Secretary of the Trust; 100 William Street, Suite 200, Wellesley, Massachusetts 02481.  If not revoked, the proxy will be voted at the Special Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the Trustees and FOR Proposals Nos. (2) and  (3).

This Proxy Statement is dated December 30, 2014 and was first mailed to our shareholders on or about December 30, 2014.

Important Notice Regarding Availability of Proxy Materials for the Special Meeting of Shareholders to be held on February 10, 2015:  Shareholders can find important information about each Portfolio in this Proxy Statement; the Annual Report dated October 31, 2014 which is enclosed; and the most recent semi-annual report succeeding the Annual Report, if any, and the most recent Prospectus dated March 1, 2014, and the Statement of Additional Information dated March 1, 2014 which contains additional and more detailed information about each Portfolio and the risks of investing in each Portfolio, is incorporated by reference into this Proxy Statement (collectively the “Proxy Statement”) and are available online at www.newcenturyportfolios.com. This report is also available without charge by calling our toll free number (888) 639-0102 or by writing to the Trust at the address listed above.

Solicitation.

The cost of the Special Meeting, and of this solicitation, will be borne by the Trust. Broadridge Financial Solutions, Inc. (“Broadridge”) has been retained to prepare, assemble and mail material in connection with the Special Meeting for a fee of approximately $11,000.  Additional costs may be incurred by the Trust which would normally be expended for a solicitation of an election of trustees and the costs represented by salaries and wages of regular employees and officers will be borne by the Adviser.  It is anticipated that banks, brokerage houses, and other custodians may be requested to forward these materials to the beneficial owners of shares of the Portfolios to obtain authorization to execute such proxies. The solicitation will be largely by mail, but may include, telephonic, online, facsimile or oral communications by regular employees of the Adviser, Weston Financial Group, Inc. (“Weston”).

Shareholder Proposals.

The following table summarizes the Proposals to be acted upon at the Special Meeting and indicates those shareholders who are being solicited with respect to each Proposal:

Proposals	Shareholders Solicited
The election of four trustees, nominated by the Board of Trustees, each to serve until their successors are duly elected and qualified.	All Shareholders Voting Collectively
The ratification of the appointment of BBD, LLP as the Trust’s Independent Registered Public Accounting Firm for the fiscal year ending October 31, 2015.	All Shareholders Voting Collectively
To amend the fundamental investment objective of the Alternative Strategies Portfolio.	New Century Alternative Strategies Portfolio Shareholders Only

Voting Rights and Outstanding Shares.

The Trust currently offers four series of shares, which are each referred to herein as a “Portfolio”, and collectively, as the “Portfolios”.  The Portfolios of the Trust are: New Century Alternative Strategies Portfolio, New Century Balanced Portfolio, New Century Capital Portfolio, and New Century International Portfolio.

Only shareholders of record of each Portfolio on November 28, 2014 (the “Record Date”) will be entitled to notice of, and to vote at the Special Meeting. At the close of business on the Record Date, each Portfolio had the following number of shares of beneficial interest outstanding; constituting all of the Trust’s outstanding voting securities:

Portfolio	Outstanding Shares of Beneficial Interest
New Century Alternative Strategies Portfolio	9,198,112.261
New Century Balanced Portfolio	4,373,733.509
New Century Capital Portfolio	5,426,032.069
New Century International Portfolio	3,740,816.120

Each shareholder of record on the Record Date is entitled to one full vote for each full share held and a proportionate fractional vote for each fractional share held as to each proposal on which such shareholder is entitled to vote.  Each shareholder will receive a Proxy Card for Each Portfolio in which you hold shares and from each account that you have in a Portfolio.  If you have more than one account, you will receive more than one Proxy Card.  All votes will be aggregated and the votes regarding the election of Trustees and proposals (2) and (3) will be voted collectively.  A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.  Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present and will not affect the election of trustees or the ratification of accountants, but could affect the outcome of proposal (3).

Trustees will be elected by plurality of the votes cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of trustees. Plurality means that the individuals who received the largest number of “for” votes cast are elected as trustees up to the maximum of trustees to be chosen at the meeting.

The ratification of the appointment of BBD, LLP as the Trust’s independent registered public accounting firm for the fiscal year ending October 31, 2015 will require “for” votes from a majority of the votes cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

The approval of the proposal (3) to modify the Investment Objective of the Alternative Strategies Portfolio will require “for” votes from a majority of the outstanding voting securities (as defined in the Investment Company Act or 1940) cast at the Special Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

We know of no matters to be brought before the Special Meeting other than those referred to in this Proxy Statement.  If any other business should properly come before the Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

ELECTION OF TRUSTEES - PROPOSAL NO. 1

The purpose of this Proposal is to elect members of the board of trustees (the “Board”) for New Century Portfolios. You are being asked to vote “FOR” the election of trustees for the Trust.  Each trustee will be elected to hold office until his resignation, death or disability or until his successor is elected and qualified.  Three of the nominees currently serve as Trustees of the Trust.  At the recommendation of the independent Trustees who are not interested persons of the Trust, they recommend you vote “FOR” the election of the trustees.

Roger Eastman, a current Independent Trustee has provided notice of his intent to retire from the Board effective at the later of February 28, 2015 or the election of his successor.  As a result, at a Special Meeting of the Board held on December 2, 2014, the Board nominated J. Kevin Connaughton for election as a Trustee of the Trust to fill the vacancy that will arise upon Mr. Eastman’s retirement.  Mr. Connaughton currently serves as the President of the Columbia Funds and Managing Director of Columbia Management Investment Advisors, LLC (an Ameriprise Financial company). Mr. Connaughton has served as the primary liaison for three mutual funds boards governing approximately 200 funds and $235 billion in net assets.  He is a proven senior executive in the financial service industry and his career has encompassed senior management positions, operations leadership, product management/development, merger and acquisition activities as well as having responsibility for multiple mutual fund board relationships for over ten years.  The Trustees of the Trust, including the independent trustees who are not interested persons of the Trust, unanimously recommended Mr. Connaughton to be elected to the Board effective February 28, 2015.

Therefore, we are asking for you to vote “FOR” the election of the following four Trustees: Stanley H. Cooper, Michael A. Diorio, John W. Filoon, III, and our newest proposed member; J. Kevin Connaughton. Messrs. Cooper and Diorio have been previously elected by the Shareholders.  The Board members will be referred to as the “Trustees”. If approved by the Shareholders, each Trustee will continue to serve until his resignation, death, disability, or until his successor is elected and qualified.

Additional information regarding each of the Trustees is provided below. Mr. Filoon is the only Trustee who is an “interested person” as that term is defined in the Investment Company Act of 1940, as amended ( the “1940 Act”) since he currently serves as President and Chief Operating Officer of the Adviser. Messrs. Cooper, Diorio and Connaughton are not “interested persons” under the 1940 Act and therefore will be referred to as “Independent Trustees,” where appropriate.

Each of the nominees has consented to being named in this Proxy Statement and has agreed to serve as a Trustee if elected at the Special Meeting. In the event any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Independent Trustees and the Board of Trustees designate such other person or persons.  The Board of Trustees has no reason to believe that any of the nominees will be unavailable for election.

The Board of Trustees unanimously recommends a vote “FOR” the election of each nominee.

If the accompanying proxy is executed properly and returned, shares represented by it will be voted at the Special Meeting in accordance with the instructions thereon.

Leadership Structure and the Board of Trustees.

Board Responsibilities.

The members of the Board are fiduciaries for the Portfolios’ shareholders and are governed by the law of the Commonwealth of Massachusetts in this regard.  Each Trustee is responsible for overseeing the Portfolios and the Trustees have established policies for the operation of the Portfolios, and appointed the officers who conduct the daily business of the Portfolios.  The Trustees serve as Trustee to the Trust and as such the Board oversees the conduct and function of the series. Further, the trustees have approved contracts under which certain companies provide essential management services to the Trust.

Trustees also have significant responsibilities under the federal securities laws. Among other things, they:

• Oversee the performance of the Portfolios;
• Monitor the quality of the advisory and shareholder services provided by the Adviser;
• Review annually the fees paid to the Adviser for its services;
• Monitor potential conflicts of interest between the Portfolios and the Adviser;
• Monitor custody of assets and the valuation of securities; and
• Oversee the Portfolios’ compliance program.

Board members meet at least quarterly to conduct the business of the Trust and confer with Management of the Adviser to review reports about each Portfolio and receive detailed information about the Portfolios and the Adviser.  They receive additional reports between meetings to monitor the activities of those serving the Trust.

Members of the Board.

The following table provides additional information about the Trustees.

Name, Address And Age	Length of Time Served	Position(s) Held With the Trust	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Interested Trustee
* John W. Filoon, III 100 William St., Ste. 200 Wellesley, MA 02481 (Age: 53)	Since 2013	Trustee	President, Chief Operating Officer and Director, Weston Financial Group, Inc., since 5/2011; CEO since 5/2013, Secretary and Director, Weston Securities Corporation since 5/2011; Managing Director of Investments, SVP Bank of America Merrill Lynch (2009-2011).	4	None
Non-Interested Trustees
Stanley H. Cooper, Esq. One Ashford Lane Andover, MA 01810 (Age: 67)	Since 2008 Since 1988	Chairman Trustee	Attorney in private practice.	4	None
Michael A. Diorio, CPA 11 Calvin Drive Milford, MA 01757 (Age: 69)	Since 1988	Trustee	Financial Consultant, Formerly Executive Director, Milford Housing Authority (October, 2004 – October 2009).	4	Director, The Milford National Bank & Trust Company since 1996
J. Kevin Connaughton 83 Fairhaven Road Cumberland, RI 02864 (Age: 50)	Effective 02/28/15 (if elected)	Trustee	President of the Columbia Funds, Managing Director of Columbia Management Investment Advisors, LLC until 2/2015.	4	Director, The Autism Project of RI; Director of Columbia Management Investors Services Board until 1/2015

*
Mr. Filoon is considered to be “interested person” of the Trust, as that term is defined in the 1940 Act since he is an Officer of the Adviser, Administrator and the Distributor as noted in the table above.

Composition of the Board.

With respect to the composition of the Board, there are currently four members, three of whom are Independent Trustees; they comprise 75% of the Board. The Independent Trustees have concluded that a four member board is an appropriate size based upon the size and complexity of the Trust.  In addition, the Chairman of the Board; Stanley H. Cooper has significant investment experience and is a skilled attorney.  The Board has determined it is appropriate to maintain an Independent Trustee as Chairman of the Board and Chairman of the Audit Committee whereas the Interested Trustee of the Trust is an “interested person” (as defined in Section 2(a)(19) of the Investment Company Act, as amended), of the Trust, the Adviser and Distributor. The Independent Trustees currently consist of one Certified Public Accountant (“CPA”); one attorney and one senior executive in the financial services industry who are considered independent within the meaning of NASDAQ Rules and Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934.  It is important to note two of the Independent Trustees have served on the Board since the Trust’s inception in 1988 and the newest Trustee was recently nominated by the Board on December 2, 2014 due to an anticipated vacancy arising from the retirement of an “Independent” Board member effective February 28, 2015.

A specific policy on Board diversity has not been adopted, but overall diversity is taken into account when considering and evaluating nominees for trustee as discussed in further detail below. The Board generally considers the manner in which each trustee’s professional experience, skills, background, and other individual attributes will contribute to the effectiveness of the Board. Each Trustee’s individual professional experience is summarized in the table above.

Composition of the Board’s Committees.

The Independent Trustees annually review the Trust’s committee structure. The Board has two standing committees: an Audit Committee and a Nominating Committee which are both comprised of the Independent Trustees.  Based upon the size and number of Portfolios within the Trust, it has been decided that the two committees were sufficient.

The Audit Committee is chaired by a non-interested Trustee, Michael A. Diorio, who also serves the financial expert to the Trust. The Trust believes it is important to maintain a non-interested Independent Trustee who can be the voice of the Independent Trustees and the primary contact for Management. The Trust’s Audit Committee is proposed to be comprised of Messrs. Cooper, Diorio and Connaughton, representing all of the Independent Trustees.

The Audit Committee generally meets each quarter immediately before the regular meeting of the Board of Trustees.  During its most recent fiscal year ended October 31, 2014, the Audit Committee met four times.  In addition, there was a Special Audit Committee meeting held on December 2, 2014 to nominate a candidate for service as the newest Independent Trustee, Mr. Connaughton; to approve the calling of the Special Meeting of Shareholders; and to take other steps appropriate for the preparation of material for the meeting as well as any other matters appropriate for that purpose. The Audit Committee’s responsibilities and authorities, which are described in detail in its charter, include, among other things:

•	Meet with the Trust’s Independent Registered Public Accounting Firm to review the scope and findings of each annual audit;
•	Discuss the Trust’s accounting policies and any recommendations of the Independent Registered Public Accounting Firm with respect to the Trust’s management practices;
•	Review the impact of changes in accounting standards on the Trust’s financial statements;
•	Recommend to the Board the selection of an Independent Registered Public Accounting Firm and evaluate information concerning the independence of that firm; and
•	Perform such other duties as may be assigned to the Audit Committee by the Board.

In addition, the Independent Trustees, as well as the entire Board, annually perform a self-assessment of the performance of the current members and the operation of the Board and its committees, which includes a review of their backgrounds, professional experience, qualifications and skills. Further, the Audit Committee meets each quarter with the Trust’s Chief Compliance Officer and Chief Financial Officer. The Audit Committee also meets quarterly with a representative of the Trust’s Independent Registered Public Accounting Firm.

The Trust has a standing Nominating Committee composed of Messrs. Cooper, Diorio and Eastman, all of whom are Independent Trustees.  Upon Mr. Eastman’s resignation and the election of Mr. Connaughton, he will become a member of the Nominating Committee.  The Nominating Committee is responsible for the selection and nomination of candidates to serve as trustees of the Trust.  Although the Nominating Committee expects to be able to find an adequate number of qualified candidates to serve as trustees, the Nominating Committee will consider nominations received from shareholders. Shareholders who wish to submit recommendations for candidates to the Nominating Committee must submit their recommendations in writing to the Secretary of the Trust, in writing, at the address listed on the cover of this Proxy Statement, who will then forward all recommendations to the Nominating Committee.

The Audit Committee, Nominating Committee and the Board may consider diversity when identifying and evaluating proposed nominee candidates.  At a minimum, each nominee to become a Board member, whether proposed by a shareholder or any other party, must (1) have the highest personal and professional integrity, demonstrate sound judgment and effectively interact with other members of the board to serve the long-term interests of the Trust and our shareholders; (2) be well regarded in the community and have a long-term reputation for the highest ethical and moral standards; (3) have sufficient time and availability to devote to the affairs of the Trust; and (4) to the extent such nominee serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.

The Trust currently does not have a separate Nominating Committee Charter; however the Independent Trustees amended the Audit Committee’s Charter in 2007 to delegate the responsibilities for the selection and nomination of candidates to serve as trustees of the Trust to the Audit Committee, and in 2009, the Audit Committee Charter was amended to include nomination procedures.  During the Trust’s most recent fiscal year ended October 31, 2014, the Nominating Committee did not meet; however the Nominating Committee did meet most recently on December 2, 2014 for a Special Audit Committee / Nominating Committee meeting.

Board Meetings and Risk Oversight.

The Independent Trustees annually review the number of Board meetings and Committee meetings held, as well as the substance of those meetings. In general, the Board meets quarterly and if necessary, additional meetings are scheduled both in-person and via telephone conference call. Risk oversight relating to the Portfolios is a key component of the Boards’ oversight and is undertaken in connection with the duties of the Board. As described in the previous section, the Boards’ Committees assist the Board in overseeing various types of risks relating to the Issuers and the Portfolios. The Board receives regular reports from each Committee regarding the Committee’s areas of responsibility and, through those reports and its regular interactions with Management of the Adviser during and between meetings, evaluates, and provides feedback on the Adviser’s risk management processes. The Independent Trustees are always willing to make themselves available to Management of the Trust and vice versa. Mr. Diorio serves as a lead Independent Trustee and maintains an open line of communication with Management. In addition, the Board has access to outside counsel for the Trust and the Independent Trustees, for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. There can be no assurance that all elements of risk, or even all elements of material risk, will be disclosed to or identified by the Committees.

Board Compensation.

Each Independent Trustee receives compensation for service as a member of the Board, based on a schedule that takes into account the number of meetings attended.  The Officers conduct and supervise the daily business operations of the Trust, while the Trustees, in addition to annual approval of the Trust’s Distribution Agreement, Administration Agreement, and each Investment Advisory Agreement, review such actions and decide on general policy. Compensation to Officers and Trustees of the Trust who are affiliated with the Adviser, Administrator or the Distributor is paid by the Adviser, Administrator or the Distributor, respectively, and not by the Trust. The Trust pays each Trustee who is not affiliated with the Adviser, Administrator or Distributor quarterly fees. Compensation expenses are allocated among the Portfolios based on their relative net assets.

The following table shows aggregate compensation paid to each Trustee by the Trust in the fiscal year ended October 31, 2014. The Trust does not currently have any pension or retirement benefits available for the trustees.

(1) Name of Person, Position	(2) Aggregate Compensation From Trust	(3) Pension or Retirement Benefits Accrued as Part of Trust’s Expenses	(4) Estimated Annual Benefits Upon Retirement	(5) Total Compensation from Trust Paid to Trustees
John W. Filoon – Trustee	$0	N/A	N/A	$0
Stanley H. Cooper, Esq. – Trustee	$40,000	N/A	N/A	$40,000
Michael A. Diorio, CPA – Trustee	$40,000	N/A	N/A	$40,000
J. Kevin Connaughton – Trustee (Nominated 12/2/14)	N/A	N/A	N/A	N/A

*
Roger A. Eastman received $40,000 in aggregate compensation from the Trust for his services during the most recent fiscal year ended October 31, 2014. Mr. Eastman is retiring from the Board effective February 28, 2015.

Beneficial Ownership in the Trust.

As of November 28, 2014, the Trustees beneficially owned the following dollar range of equity securities in each Portfolio and the Trust:

(1) Name	(2) Dollar Range of Equity Securities in the Portfolio	(3) Aggregate Dollar Range of Equity Securities in All Portfolios of the Trust
Interested Trustee
*John W. Filoon	$1 to $10,000 in the Alternative Strategies Portfolio	$1 to $10,000
Non- Interested Trustees
Stanley H. Cooper, Esq.	Over $100,000 in the Capital Portfolio $1 to $10,000 in the Alternative Strategies Portfolio	Over $100,000
Michael A. Diorio, CPA	None	None
J. Kevin Connaughton	None	None

*	Mr. Filoon is considered to be “interested person” of the Trust, as that term is defined in the 1940 Act since he is an Officer of the Adviser and the Distributor.

Executive Officers.

The following table presents certain information about the executive officers of the Portfolios. No officer is compensated by the Portfolios for his or her service as an officer of the Portfolios. The listed officers are interested persons of the Portfolios and are appointed or re-appointed on an annual basis. The mailing address for each of the officers listed below is 100 William Street, Suite 200, Wellesley, MA 02481.

Name, Address And Age	Length of Time Served	Position(s) Held With the Trust	Principal Occupation(s) During Past 5 Years
Officers
Nicole M. Tremblay, Esq. 100 William St., Ste. 200 Wellesley, MA 02481 (Age: 41)	Since 2011 Since 2002 2002 to 2011	President (CEO), Chief Compliance Officer Treasurer, Chief Financial Officer, Secretary	Senior Vice President and Chief Compliance Officer, Weston Financial Group, Inc.; President, Chief Compliance Officer and General Securities Principal, Weston Securities Corporation.
Stephen G. DaCosta 100 William St., Ste. 200 Wellesley, MA 02481 (Age: 59)	Since 2011	Chief Financial Officer, Treasurer	Vice President, Divisional Controller, Weston Financial Group, Inc.; Vice President, Financial Operations Principal, Weston Securities Corporation.
Kimberly S. Berliner 100 William St., Ste. 200 Wellesley, MA 02481 (Age: 39)	Since 2014	Vice President, Secretary	Senior Compliance Analyst, Weston Financial Group, Inc., since 2013; Portfolio Compliance Specialist, MFS Investment Management (2010-2011).
Ronald A. Sugameli 100 William St., Ste. 200 Wellesley, MA 02481 (Age: 62)	Since 1997	Vice President , Portfolio Manager	Managing Director and Secretary, Weston Financial Group, Inc.; Vice President and Secretary, Weston Securities Corporation.

Portfolio Managers.

Susan K. Arnold and Andre M. Fernandes have served as Portfolio Managers for the New Century Capital, Balanced, and International Portfolios since 2011, and previously served as Assistant Portfolio Managers of the Capital and Balanced Portfolios since 1998 and 2002, respectively, and for the International Portfolio since 2000 and 2002, respectively.  Ms. Arnold and Mr. Fernandes each serve as a Vice President, Senior Financial Counselor for the Adviser and have been with Weston since 1993 and 2000 respectively.  In addition, William F. LeFavor has served as an Assistant Portfolio Manager to the New Century Capital, Balanced, and International Portfolios since January 2012 and is an Assistant Vice President, Financial Counselor and has been with the Adviser since 2005.

Effective March 1, 2005, Ronald A. Sugameli became the sole Portfolio Manager for the New Century Alternative Strategies Portfolio. Mr. Sugameli has served as Portfolio Manager of the Alternative Strategies Portfolio since its inception in 2002. Mr. Sugameli is a Managing Director, Chief Investment Officer and a Senior Financial Counselor and has been with the Adviser since 1984.  In addition, Matthew D. Biggar and Ronald D. Halterman have served as the Assistant Portfolio Managers for the New Century Alternative Strategies Portfolio since 2011.  Mr. Biggar is a Vice President, Senior Financial Counselor and has been with the Adviser since 2001 and Mr.  Halterman is an Associate Counselor and has been with the Adviser since 2008.

Further, in July 2014, Weston hired Matthew I. Solomon who has been working closely with the portfolio management team. He is becoming familiar with each of the New Century Portfolios and it is anticipated he will accept additional portfolio management responsibility when the time is appropriate. Management anticipates Mr. Solomon transitioning into a more significant role in the future.

The Adviser does not believe that any material conflicts exist between Ms. Arnold and Messrs. Fernandes, LeFavor, Sugameli or Halterman’s portfolio management of the Portfolios and their management of private accounts. Since both the Portfolios and the private accounts invest all of their assets in other registered investment companies, the allocation of investment opportunities is not an issue. In addition, the closed-end and exchange traded funds that the Portfolios invest in are widely traded on U.S. exchanges, so the availability of such securities and the allocation of such securities is also not an issue.

Ms. Arnold and Messrs. Fernandes, LeFavor, Sugameli, Biggar and Halterman each receive a fixed annual salary from the Adviser. In addition, each is entitled to receive distributions from the Adviser’s net profits pursuant to a defined bonus program, which is based on each individual’s overall performance of their professional responsibilities with the Adviser. They do not receive any compensation that is based upon a Portfolio’s or private account’s pre- or after-tax performance, or the value of assets held by a Portfolio or private account.  Ms. Arnold and Messrs. Fernandes and LeFavor’s compensation package is structured in a manner that is commensurate with their professional responsibilities, including serving as a Portfolio Manager of the New Century Capital, Balanced and International Portfolios; client relationship management for the Adviser; as well as performing other responsibilities assigned by the Adviser. Mr. Sugameli’s compensation package is structured in a manner that is commensurate with his professional responsibilities, including serving as a Portfolio Manager of the New Century Alternative Strategies Portfolio; client relationship management for the Adviser; as well as performing other responsibilities assigned by the Adviser. Messrs. Biggar and Halterman’s compensation package is commensurate with all of their professional responsibilities, including serving as Assistant Portfolio Managers of the New Century Alternative Strategies Portfolio; client relationship management for the Adviser; as well as performing other responsibilities assigned by the Adviser.

Ownership of the Portfolios.

As of November 28, 2014, the following persons were Control Persons or Principal Holders of each Portfolio’s shares. Control Persons are persons deemed to control a Portfolio because they own beneficially over 25% of the outstanding shares of the Portfolio. Principal Holders are persons that own beneficially 5% or more of a Portfolio’s outstanding shares. As of that date, the Trust’s Officers and Trustees as a group owned less than 1% of the outstanding shares of the Capital, Balanced, International and Alternative Strategies Portfolios.

TD AMERITRADE, Inc.*
(Formerly Fiserv Trust Company)
1005 North Ameritrade Place
Bellevue, NE 68005

* TD AMERITRADE, Inc. is a New York corporation and a subsidiary of TD AMERITRADE Holding Corporation
	New Century Capital Portfolio: New Century Balanced Portfolio: New Century International Portfolio: New Century Alternative Strategies Portfolio:	26.02% 34.56% 55.19% 51.09%
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94101	New Century Alternative Strategies Portfolio:	10.90%

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the regular meeting of the Board of Trustees on January 24, 2014, BBD, LLP (“BBD”) was selected and approved by the Board of Trustees of the Trust to serve as the independent registered public accounting firm for the fiscal year ending October 31, 2014. At the January 23, 2015, Board of Trustees meeting, Management has determined that it will recommend that the Audit Committee and the full Board approve BBD’s continued service as the independent registered public accounting firm for the fiscal year ending October 31, 2015.  This action, if approved by the Board at its meeting, will occur prior to this shareholder meeting.  The Board of Trustees has determined to submit its selection to shareholders for ratification and unanimously recommends that you vote FOR the ratification of BBD as the Trust’s independent registered public accounting firm for the fiscal year ending October 31, 2015.  If the Board does not approve the continued appointment of BBD as the Trust’s public accounting firm at its meeting on January 23, 2015 for the fiscal year ending October 31, 2015, then Management and the Board will withdraw this proposal for ratification of the selection of BBD, and the proposal will not be voted on at the Meeting.

A representative of BBD will be present by telephone at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.  BBD is located at 1835 Market Street, 26th Floor, Philadelphia, Pennsylvania 19103.

The following table sets forth the aggregate fees billed for professional services rendered by BBD to the Trust in each of the last two fiscal years.

Fiscal Year Ended	Audit Fees1	Audit-Related Fees2	Tax Fees3	All Other Fees4
October 31, 2013	$48,000	$0	$8,400	$0
October 31, 2014	$50,000	$0	$8,400	$0

1Audit Fees: Fees related to the audit and review of the financial statements included in annual reports and registration statements, and other services that are normally provided in connection with statutory and regulatory filings or engagements.
2Audit-Related Fees: Fees related to assurance and related services that are reasonably related to the performance of the audit or review of financial statements, but not reported under “Audit Fees”.
3Tax Fees: Fees associated with tax compliance, tax advice and tax planning, including services relating to the filing or amendment of federal, state or local income tax returns, regulated investment company qualification reviews and tax distribution and analysis reviews.
4All Other Fees: Fees for products and services provided by the auditor other than those reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, BBD.  Under this policy, the Audit Committee must review the fees charged by the independent auditors for audit and non-audit services to (1) pre-approve any non-audit services provided to the investment adviser and/or its affiliates that provide ongoing services to the Trust, if the engagement relates directly to the operations and the financial reporting of the Trust; and (2) delegate the authority to grant pre-approvals of any non-audit services provided to the investment adviser and/or its affiliates that provide ongoing services to the Trust to one or more Audit Committee Member(s), provided that (i) such Audit Committee Member(s) receive the appropriate information concerning such engagement necessary for the pre-approval; (ii) such Audit Committee Member(s) receive the auditors’ specific representations that the provision of such non-audit services are compatible with the auditors maintaining their independence; and (iii) any decisions by such Audit Committee Member(s) to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.

The percentage of “Audit-Related Fees,” “Tax Fees” and “All Other Fees” set forth in the table above that were approved pursuant to 17 C.F.R. 210.2-01(c)(7)(i)(C) was zero. The aggregate non-audit fees billed by BBD for services rendered to the Adviser and service affiliates for the years ended October 31, 2013 and October 31, 2014 were $10,000 respectively.

The Board of Trustees unanimously recommends a vote “FOR” the approval BBD, LLP as the independent registered public accounting firm.

PROPOSAL 3

TO AMEND THE INVESTMENT OBJECTIVE OF THE
NEW CENTURY ALTERNATIVE STRATEGIES PORTFOLIO

Only Shareholders of the New Century Alternative Strategies Portfolio vote on Proposal 3.

The Portfolio’s investment objective is a fundamental policy that cannot be changed without shareholder approval.  The present statement of the investment objective of the New Century Alternative Strategies Portfolio (the “Fund”) is to seek long-term capital appreciation, with a secondary objective to earn income, while managing risk.  Management believes, and the Board concurs, that it is in the shareholders best interest to amend the Fund’s investment objective to seek to provide “total return while managing risk.”

The present investment objective prioritizes a focus on achieving long-term capital appreciation ahead of income.  A total return approach permits the investment adviser to adjust its investment approach from time-to-time to prioritize either capital appreciation or income based on its view of the current state of the markets.  If income is viewed as a more useful goal the Adviser will seek income, and when income is more difficult to achieve, the Adviser may favor investments designed to produce growth.  The Adviser believes that this additional flexibility is more in line with current market factors, and the increased flexibility will benefit the Fund.

Over the last several years, the potential universe of investments within the alternative strategies sector has expanded enormously.  Many of these registered investment companies, exchange traded funds (“ETFs”) and close-end funds (“CEFs”) provide opportunities for potential total return, with differing mixtures of income and capital appreciation.  The Fund’s Portfolio Managers seek to add value by assembling a portfolio of distinct, investment strategies and adjusting the relative mix of investments within ranges, based on relative performance, volatility and correlation.  Further, the Portfolio Managers can more effectively employ this investment process to the benefit of the shareholders and continue to invest in the same types of securities by utilizing a total return objective.

The Board has accepted the recommendation of the Adviser, and therefore has approved, subject to shareholder approval, the proposed change of the Fund’s investment objective to seek total return while managing risk.  Changing the investment objective as proposed would mean that the Fund would focus on total return while managing volatility and risk without priority, and not distinguishing between capital appreciation and income.  However, the Portfolio Managers would continue to monitor the Fund’s overall performance as compared to its volatility.  In all other respects, the Fund’s principal investment strategies and investment restrictions would remain as described in the Fund's prospectus and statement of additional information.  The only change would be the modification to the language setting forth the fundamental investment objective.

The Fund will continue to seek to achieve its investment objective by continuing to invest primarily in shares of registered investment companies, including ETFs, and CEFs. The investment companies that the Fund will invest in are those that emphasize alternative strategies, which generally have low correlations to the securities in the S&P 500® Composite Index, such as funds that sell equity securities long and short, employ global macro investment strategies, asset allocation strategies, merger arbitrage and convertible arbitrage strategies, option-hedged and managed futures strategies, invest in distressed securities, natural resources sector and real estate investment trusts.

The Board of Trustees unanimously recommends a vote “FOR” the approval to amend the investment objective of the New Century Alternative Strategies Portfolio.

Other Matters to Come Before the Special Meeting.

The Board does not intend to present any other business at the Special Meeting.  If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying Proxy Card will vote thereon in accordance with their judgment. The nature of any other matters that might be presented to the Special Meeting will be limited by the Declaration of the Trust and the Bylaws of the Trust. The Trustees are authorized to vote on any other matters that may come before the Special Meeting as appropriate.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.

Other Information:

Investment Adviser and Administrator.
Weston Financial Group, Inc. 100 William Street, Suite 200, Wellesley, MA 02481

Principal Underwriter.
Weston Securities Corporation 100 William Street, Suite 200, Wellesley, MA 02481

NEW CENTURY PORTFOLIOS

NEW CENTURY ALTERNATIVE STRATEGIES PORTFOLIO
NEW CENTURY BALANCED PORTFOLIO
NEW CENTURY CAPITAL PORTFOLIO
NEW CENTURY INTERNATIONAL PORTFOLIO

Proxy for a Special Meeting of Shareholders

FEBRUARY 10, 2015

The undersigned hereby constitutes and appoints Nicole M. Tremblay or Stephen G. DaCosta, or any of them, with power of substitution and re-substitution, as proxies to appear and vote all of the shares of beneficial interest standing in the name of the undersigned on the record date at the Special Meeting of Shareholders of New Century Portfolios (the “Special Meeting”) to be held at 100 William Street, Suite 200, Wellesley, Massachusetts 02481-3902 on the 10th day of February 2015 at 1:00 p.m. Eastern time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement dated December 30, 2014.

This proxy will be voted as specified below with respect to the action to be taken on the following proposals.

1.	To elect four (4) trustees, nominated by the Board of the Trustees each to serve until their successors are duly elected and qualified.

FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of BBD, LLP as the Trust’s Independent Registered Public Accounting Firm for fiscal year ending October 31, 2015.

FOR	AGAINST	ABSTAIN

3.	To amend the New Century Alternative Strategies Portfolio’s investment objective to total return while managing risk.

FOR	AGAINST	ABSTAIN

To transact such other business as may properly come before the Special Meeting (including any adjournments or postponements thereof).  Management knows of no other such business.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.  EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE TREATED AS GRANTING AUTHORITY TO VOTE “FOR” THE PROPOSALS.

IF YOU OWN MORE THAN ONE ACCOUNT IN MORE THAN ONE PORTFOLIO YOU WILL RECEIVE MORE THAN ONE PROXY CARD.  PLEASE VOTE ALL PROXY CARDS PROMPTLY TO ENSURE YOUR IMPORTANT VOTE COUNTS.